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                    REVOCABLE PROXY OF PIONEER BANCORP, INC.

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                         SPECIAL MEETING OF SHAREHOLDERS

                                               , 1998
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         The undersigned hereby appoints ___________and ____________, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, no par value, of Pioneer Bancorp, Inc. held of record by the undersigned on___________, 1998, at the Special Meeting of Shareholders to be held at _____________________, ___________, Washington on______________, ______________, 1998, at __:00 __.m., local time, and at any and all adjournments of such Meeting, as follows:

1.       A proposal to approve the merger         FOR      AGAINST      ABSTAIN
         among InterWest Bancorp, Inc.,          [   ]      [   ]        [   ]
         InterWest Savings Bank, Pioneer
         Bancorp, Inc. and Pioneer National
         Bank pursuant to the Agreement and
         Plan of Merger dated as of February 4,
         1998.

2.       Whatever other business may properly
         be brought before the Special
         Meeting or any adjournment.

       The Board of Directors recommends a vote "FOR" the above proposal.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of Pioneer Bancorp, Inc. at or prior to the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Pioneer Bancorp, Inc. prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement dated ______________.

Dated:  _____________________, 1998




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                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)

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SIGNATURE OF SHAREHOLDER                             SIGNATURE OF SHAREHOLDER

No. of Shares Owned:

                                    o o o o o


         Please sign exactly as your name appears on this proxy card and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

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         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                      ENCLOSED, POSTAGE-PREPAID ENVELOPE.

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